       _________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               __________________




                                  FORM 8-K/A

                                AMENDMENT NO. 3

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  October 15, 1996


                          ACCUMED INTERNATIONAL, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                 0-20652                    36-4054899
   ---------------           -----------              ------------------
  (State or other            (Commission                (IRS Employer
  jurisdiction of            File Number)              Identification No.)
  incorporation)



           900 N. Franklin Street, Suite 401, Chicago, Illinois 60610
           ----------------------------------------------------------
           (Address of principal executive offices)          (Zip Code)


   Registrant's telephone number, including area code: (312) 642-9200


         _____________________________________________________________
         (Former name or former address, if changed since last report)

________________________________________________________________________________

Item 7.          Financial Statements and Exhibits

(a)      Financial Information of Businesses Acquired:

         The following financial statements are filed herewith:

Oncometrics Imaging Corp.:

         1.      Auditors' Report

         2. Balance Sheets as of August 31, 1995, December 31, 1995, May 31, 1996 and September 30, 1996 (unaudited)

         3. Statements of Operations and Deficit for the twelve months ended August 1995; four months ended December 31, 1995; five months ended May 31, 1996 and the four months ended September 30, 1996 (unaudited).

         4. Statement of Changes in Financial Position for the 12 months ended August 31, 1995, the four months ended December 31, 1995, the five months ended May 31, 1996 and the four months ended September 30, 1996 (unaudited).

         5.      Notes to financial statements.


Radco Ventures, Inc.

         1.      Independent Auditors' Report.

         2.      Balance Sheet as of September 30, 1996.

         3. Statement of Operations for the period from March 6, 1996 (date of incorporation) through September 30, 1996.

         4. Statement of Stockholders' Equity (Deficit) for the period from March 6, 1996 (date of incorporation) through September 30, 1996.

         5. Statement of Cash Flows for the period from March 6, 1996 (date of incorporation) through September 30, 1996.

         6.      Notes to the financial statements.

(b)      Pro Forma Financial Information:

The following pro forma financial information is filed herewith:

AccuMed International, Inc. and its subsidiaries.

         1.      Pro Forma Condensed Combining Balance Sheet as of September
                 30, 1996.

         2. Pro Forma Condensed Combining Statements of Operations for the nine months ended September 30, 1996.

         3. Pro Forma Condensed Combining Statements of Operations for the three months ended December 31, 1995.

         4.      Notes to Pro Forma Condensed Combining Financial Statements.


(c)      Exhibits:

         The following exhibits are filed herewith.

         23.1 Consent of KPMG Peat Marwick LLP (incorporated by reference to the Company's Amendment No. 1 on Form 8-K/A to Current Report dated October 15, 1996 and filed October 30, 1996).

         23.2    Consent of KPMG.

                                AUDITORS' REPORT


The Board of Directors
Oncometrics Imaging Corp.


We have audited the balance sheets of the AIC division of Xillix Technologies Corp. (Division) as at August 31, 1995 and December 31, 1995 and Oncometrics Imaging Corp. (Company) at May 31, 1996 and the statements of operations and deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Division as at August 31, 1995, and December 31, 1995, and the Company as at May 31, 1996 and the results of their operations and cash flows for the periods then ended in accordance with accounting principles generally accepted in Canada. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.

Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States.
As indicated in note 12 there are no material differences which affect the results of operations in each of the periods and shareholders' deficiency as at August 31, 1995, December 31, 1995 and May 31, 1996.


/s/ KPMG
Chartered Accountants


Vancouver, Canada
July 18, 1996

                             ONCOMETRICS IMAGING CORP.
                                 BALANCE SHEETS
                                  (in Can. $)




ASSETS                                                    AUGUST 31,   DECEMBER 31,   MAY 31,      SEPTEMBER 30,
                                                            1995          1995         1996            1996
                                                                                                    (UNAUDITED)
                                                          ----------   ------------   -------      -------------
Current assets
      Cash                                                $             $     -       $  18,006      $  33,893
      Accounts receivable                                    37,818       222,576        35,960         66,199
      Inventories                                           147,592        80,249       138,050        150,483
      Other                                                     -             -           5,438         45,058
                                                          ---------     ---------     ---------      ---------
          Total current assets                              185,410       302,825       197,454        295,633
                                                          ---------     ---------     ---------      ---------

Capital assets, net                                         244,916       238,197       236,847        236,104
                                                          ---------     ---------     ---------      ---------
                                                            430,326       541,022       434,301        531,737
                                                          =========     =========     =========      =========

LIABILITIES AND EQUITY (DEFICIENCY)

Current liabilities
      Accounts payable and accrued liabilities               45,600        22,700       105,962        152,018
      Current portion of long-term debt                         -          10,000        10,000            -

                                                          ---------     ---------     ---------      ---------
                                                             45,600        32,700       115,962        152,018
                                                          ---------     ---------     ---------      ---------

                                                          ---------     ---------     ---------      ---------
Long term debt                                              318,338       308,338       308,338        307,726
                                                          ---------     ---------     ---------      ---------

Equity (Deficiency)
      Share capital                                             -             -         199,984        199,984
      Xillix divisional equity, net of operating loss        66,388       199,984           -              -
      Xillix capital contributions                              -             -         302,374        794,349
                                                          ---------     ---------     ---------      ---------
                                                             66,388       199,984       502,358        994,333
                                                          ---------     ---------     ---------      ---------

      (Deficit) Profit                                          -             -        (492,357)      (922,341)

                                                          ---------     ---------     ---------      ---------
                                                             66,388       199,984        10,001         71,992
                                                          ---------     ---------     ---------      ---------
                                                          $ 430,326     $ 541,022     $ 434,301      $ 531,737
                                                          =========     =========     =========      =========




                See accompanying notes to financial statements.

                           ONCOMETRICS IMAGING CORP.
                      STATEMENTS OF OPERATIONS AND DEFICIT
                                  (in Can. $)

                                        TWELVE MONTHS     FOUR MONTHS       FIVE MONTHS     FOUR MONTHS
                                           ENDED             ENDED             ENDED           ENDED
                                       AUGUST 31, 1995  DECEMBER 31, 1995   MAY 31, 1996  SEPTEMBER 30, 1996
                                                                                             (UNAUDITED)
                                       ---------------------------------------------------------------------
Revenues
     Product sales                      $  220,862        $  198,845        $    7,012        $    6,431
     Interest income                           -                 -               1,554               647
     Other income                              -                 -                 -              24,759
                                        -----------------------------------------------------------------
                                           220,862           198,845             8,566            31,837
Cost and expense
     Cost of sales                         183,927           119,325             4,297             5,719
     Marketing, sales and support              -                 -              82,062            18,636
     Research and development            1,290,188           300,853           283,522           315,124
     General and administrative                -                 -             100,435            97,107
     General and administrative
     allocation from parent company        235,826            60,320               -                 -
     Depreciation and amortization          71,840            23,680            30,607            25,235
                                        -----------------------------------------------------------------
                                         1,781,781           504,178           500,923           461,821
                                        -----------------------------------------------------------------

Loss for the period                     $1,560,919        $  305,333        $  492,357        $  429,984
                                        ============================
Deficit, beginning of period                                                       -
                                                                            ----------------------------
Deficit, end of period                                                      $  492,357        $  922,341
                                                                            ============================





                See accompanying notes to financial statements.

                            ONCOMETRICS IMAGING CORP.
                            STATEMENTS OF CASH FLOWS
                                  (in Can. $)



                                                        TWELVE MONTHS    FOUR MONTHS         FIVE MONTHS        FOUR MONTHS
                                                            ENDED           ENDED               ENDED              ENDED
                                                       AUGUST 31, 1995  DECEMBER 31, 1995    MAY 31, 1996    SEPTEMBER 30, 1996
                                                                                                                  (UNAUDITED)
                                                       ---------------  -----------------    ------------    ------------------
Cash provided by (used in):
Operations:
     Loss for the period                                 $(1,560,919)      $  (305,333)      $  (492,357)      $  (429,984)
     Depreciation and amortization an item not
     involving cash                                           71,840            23,680            30,607            35,100
                                                         -----------       -----------       -----------       -----------
                                                          (1,489,079)         (281,653)         (461,750)         (394,884)
     Changes in non-cash operating working capital:
         Accounts receivable                                 (37,818)         (184,758)          186,616           (30,239)
         Inventories                                        (147,592)           67,343           (57,801)          (12,433)
         Other current assets                                    -                 -              (5,438)          (39,620)
         Accounts payable and accrued liabilities             45,600            22,900            83,262            36,056
                                                         -----------       -----------       -----------       -----------
                                                          (1,628,889)         (421,968)         (255,111)         (441,120)
                                                         -----------       -----------       -----------       -----------
Financing
     Increase in equity                                    1,627,307           438,929           302,374           491,975
     Increase in long-term debt                              318,338               -                 -                 -
                                                         -----------       -----------       -----------       -----------
                                                           1,945,645           438,929           302,374           491,975
                                                         -----------       -----------       -----------       -----------
Investments
     Purchase of capital assets, net                     $  (316,756)      $   (16,961)      $   (29,257)          (34,968)
                                                         -----------       -----------       -----------       -----------
Increase in cash                                                 -                 -              18,006            15,887
Cash, beginning of period                                        -                 -                 -              18,006
                                                         ===========       ===========       ===========       ===========
Cash, end of period                                      $       -         $       -         $    18,006       $    33,893
                                                         ===========       ===========       ===========       ===========




                See accompanying notes to financial statements.

                           ONCOMETRICS IMAGING CORP.
                         NOTES TO FINANCIAL STATEMENTS

1.       FORMATION AND OPERATIONS:

         A division of Xillix Technologies Inc. ("Xillix") has specialized in the research and development of Automated Image Cytometry equipment ("AIC Division")

         In contemplation of raising additional capital for the AIC division, Oncometrics Imaging Corp. (the "Company") was formed as a wholly-owned subsidiary of Xillix in October 1995. Effective January 1, 1996 the operations of the AIC Division were transferred to the Company. The net assets of the AIC Division were transferred on January 20, 1996 in consideration of shares of the Company. The value assigned to the shares was equal to the historical value of net assets transferred.

         The accompanying financial statements include the accounts of the Company for the period January 1, 1996 to May 31, 1996 and the accounts for the AIC Division for the year ended August 31, 1995 and the four months ended December 31, 1995. In December 1995 Xillix changed its fiscal year end from August 31 to December 31.

         The financial statements for the year ended August 31, 1995 and four months ended December 31, 1995 include an allocation of the overhead of Xillix applicable to the AIC Division, based on proportionate wages, which management believes to be a reasonable allocation.

Interim Financial Statements:
         The financial statements as of September 30, 1996 are unaudited. In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations for such periods. Results of operations for interim periods are not necessarily indicative of results that will be achieved for the entire year.


2.       SIGNIFICANT ACCOUNTING POLICIES

         These financial statements have been prepared by management in accordance with generally accepted accounting principles in Canada (Canadian
GAAP) and presented in Canadian dollars. These financial statements also conform, in all material respects, with those accounting principles that are generally accepted in the United States (US GAAP), except for these matters referred to in note 12.

         (a)     Basis of presentation:

         These financial statements are prepared for inclusion in a SEC filing statement for purposes of funding the acquisition of a 66.67% equity interest of Oncometrics Imaging Corp. pursuant to a letter of intent dated July 3, 1996.

         The financial statements have been prepared on the basis which assumes the realization of assets and settlement of liabilities in the normal course of business. The ability of the Company to continue its planned course of action is dependent upon continued financial support from its parent company and upon additional financing and obtaining future profitable operations.

         (b)     Inventories:

         Inventories are included at the lower of average cost and net realizable value.

         (c)     Capital assets:

         Capital assets are stated at cost. Depreciation is provided using the following methods and annual rates:

                          Asset                                              Basic                  Rate
         ---------------------------------------------------        -----------------               ----
         Computer and laboratory equipment                          declining-balance               30%
         Furniture and office equipment                             declining-balance               20%
         Demonstration equipment                                    straight-line over 3 years
         Leasehold improvements                                     straight-line over 5 years
         Intellectual property and patents                          straight-line over 17 years


         (d)     Research and development costs:

         Research and development (R&D) costs are expensed as incurred. Research and related government assistance is accounted for using the cost reduction method and is credited against R&D expenditures.

         (e)     Estimates:

         Preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

3.       INVENTORIES:

         Inventories comprises finished goods of $ nil (August 31, 1995 - $70,000; December 31, 1995 -$ nil) and materials of $138,050 (August 31, 1995 -
$77,592; December 31, 1995 - $80,249).

4.       CAPITAL ASSETS:

                                                    AUGUST 31,   DECEMBER 31,    MAY 31,
                                                      1995          1995          1996
                                                    ---------    -----------     ------
Computer and laboratory equipment                   $194,130      $207,891      $221,811
Furniture and office equipment                         1,923         7,923        11,339
Demonstration equipment                              107,562       108,623       108,623
Leasehold improvements                                   -             -           3,883
Intellectual property and patents                    121,901       124,040       132,078
                                                    --------      --------      --------
                                                     431,516       448,477       477,734
Less accumulated depreciation and amortization       186,600       210,280       240,887
                                                    --------      --------      --------
                                                    $244,916      $238,197      $236,847
                                                    ========      ========      ========


5.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

         Accrued liabilities include a warranty reserve of $9,120 (August 31, 1995 - $20,000: December 31, 1995 - $10,000) and accrued salary and vacation pay of $ nil (August 31, 1995 - $25,600; - December 31, 1995 - $ nil).


6.       LONG-TERM DEBT:

         Long-term debt consists of repayable contribution from the Wester Economic Diversification Program which was assumed from Xillix Technologies Corp. ("Xillix") and is still in the name of Xillix as follows:

                          AUGUST 31,    DECEMBER 31,   MAY 31,
                            1995          1995          1996
                          ---------     -----------    ------
Balance assumed           $318,338      $318,338      $318,338
Less current portion           -          10,000         1,000
                          --------      --------      --------
                          $318,338      $308,338      $308,338
                          ========      ========      ========


         The Western Diversification construction does not bear interest. This is repayable in semi-annual contributions commencing January 31, 1994. Repayments are based on future sales of the ACCESS device.

         The estimated aggregate maximum repayments for each of each of the five years subsequent to December 31, 1995 are as follows:


1996......................................................................................................$ 10,000
1997...................................................................................................... 100,000
1998...................................................................................................... 100,000
1999...................................................................................................... 100,000
2000......................................................................................................   8,338

7.       SHARE CAPITAL:

         (a)     Authorized:

         The authorized share capital of the Company consists of 50,000,000 common shares without par value.

         (b)     Issued:

                                                    AUGUST 31,     DECEMBER 31,      MAY 31,
                                                       1995            1995           1996
                                                    ----------     ------------      -------
1,775,000 (1- December 31, 1995) common shares      $    N/A          $    -       $  199,984

8.       DIVISIONAL EQUITY:

         The divisional equity at December 31, 1995 and August 31, 1995 represents the sum of cash contributions, plus the net assets of the division less the divisional loss.

9.       XILLIX CAPITAL CONTRIBUTION

         This represents loans by Xillix to the Company which will be converted to shares.

10.      INCOME TAXES:

         As at May 31, 1996 the Company has non-capital losses for income tax purposes of approximately $256,000 available to reduce taxes of future years, which expire in 2000. The Company also has Scientific Research Experimental Development Expenditures of approximately $214,000 at May 31, 1996.

         No recognition has been given in these financial statements to the potential future tax benefits which may arise from claiming these losses and Scientific Research and Experimental Development Expenditures.

11.      EXPORT SALES:

         The Company's division had export sales in the following geographic regions:

                    TWELVE MONTHS     FOUR MONTHS     FIVE MONTHS
                       ENDED             ENDED           ENDED
                     AUGUST 31,       DECEMBER 31,      MAY 31,
                        1995             1995            1996
                      --------         --------         --------
United States         $148,453         $  8,190         $  4,326
Europe                   2,428          129,675            2,186
                      --------         --------         --------
                      $150,881         $137,865         $  6,512
                      ========         ========         ========

12. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

         In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes". Statement 109 changed the method companies used to account for income taxes from the deferral method to the asset and liability method. This statement is effective for fiscal years beginning after December 15, 1992. The Company has determined that the adoption of Statement 109 does not result in a material effect on the net deferred income tax position of the Company as any deferred tax assets initially recognized are fully offset by a valuation allowance as at December 31, 1995.


13.      SUBSEQUENT EVENT (UNAUDITED):

         Pursuant to the share Purchase Agreement dated as of August 16, 1996, a related party acquired two-thirds equity interest in the Company for aggregate consideration of $4.0 million in cash on October 15, 1996. Of the consideration $2.0 million was paid to Xillix Technologies Corp. The remaining $2.0 million was paid to the Company in consideration for 1,000,000 newly issued shares of the Company's stock pursuant to the Subscription Agreement between the related party and the Company dated as of August 16, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Radco Ventures, Inc.:

We have audited the accompanying balance sheet of Radco Ventures, Inc. (a development stage enterprise) as of September 30, 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from March 6, 1996 (date of incorporation) through September 30, 1996. These financial statements are the responsibility of Radco Ventures, Inc. management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as will as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radco Ventures, Inc. (a development stage enterprise) as of September 30, 1996, and the results of its operations and its cash flows for the period from March 6, 1996 (date of incorporation) through September 30, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Radco Ventures, Inc. will continue as a going concern. As discussed in note 2 to the financial statements, Radco Ventures, Inc. has suffered recurring losses from operations, has a net stockholders' deficit, and negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       /s/ KPMG Peat Marwick LLP


Chicago, Illinois
December 6, 1996

                              RADCO VENTURES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET

                               SEPTEMBER 30, 1996

             ASSETS
             ------
Current Assets
       Cash and cash equivalents                                    $    18,094
       Note receivable from affiliate                                   775,000
                                                                    -----------
             Total current assets                                       793,094
                                                                    -----------
                                                                        793,094
                                                                    ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
             ------------------------------------
Current liabilities
       Accounts payable                                                   1,583
       Accrued interest                                                  67,761
       Due to affiliate                                                 191,000
       Notes payable                                                  1,187,500
                                                                    -----------
             Total current liabilities                                1,447,844
                                                                    -----------


Stockholders' equity (deficit)
       Common stock, $0.01 par value, 1,000,000 shares                    5,000
             authorized, 500,000 shares issued and outstanding
             at September 30, 1996
       Additional paid-in capital                                        57,500

       Deficit accumulated during development stage                    (717,250)
                                                                    -----------

             Total stockholders' equity (deficit)                      (654,750)
                                                                    -----------
                                                                    $   793,094
                                                                    ===========



See accompanying notes to financial statements.

                              RADCO VENTURES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                          FOR PERIOD FROM MARCH 6, 1996
                             (DATE OF INCORPORATION)
                           THROUGH SEPTEMBER 30, 1996


Operating expenses:
         General and administrative           $ 217,075
         Research and development               432,650
         Sales and marketing                     10,000
                                              ---------
            Total operating expenses            659,725
                                              ---------
Operating loss                                 (659,725)
                                              ---------

Other income (expense):
         Interest income                         10,146
         Interest expense                       (67,671)
                                              ---------
            Total other income (expense)        (57,525)
                                              ---------

Loss before income taxes                       (717,250)
                                              ---------

Income tax expense                                  -
                                              ---------
            Net loss                          $(717,250)
                                              =========





See accompanying notes to financial statements.

                              RADCO VENTURES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                          FOR PERIOD FROM MARCH 6, 1996
                             (DATE OF INCORPORATION)
                           THROUGH SEPTEMBER 30, 1996

                                                                                           Deficit
                                                                                          Accumulated
                                                   Common stock                             During
                                              ----------------------        Paid-in      Development
                                               Shares         Amount        Capital         Stage          Total
                                              --------------------------------------------------------------------
Issue of common stock on March 6, 1996        500,000      $   5,000      $  57,500                      $  62,500

Net loss
                                                   -              -               -        (717,250)     $(717,250)
------------------------------------------------------------------------------------------------------------------
Balances at September 30, 1996                500,000      $   5,000      $  57,500       $(717,250)     $(654,750)
==================================================================================================================




See accompanying notes to financial statements

                              RADCO VENTURES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
                          FOR PERIOD FROM MARCH 6, 1996
                             (DATE OF INCORPORATION)
                           THROUGH SEPTEMBER 30, 1996


Operating activities
     Net loss                                                  $  (717,250)
        Adjustments to reconcile net loss to net
        cash used in operating activities:
            Changes in operating assets and liabilities:
                Notes receivable from affiliate                   (775,000)
                Accounts payable                                     1,583
                Due to affiliate                                   191,000
                Accrued interest                                    67,761
                                                               -----------

Net cash used in operating activities                           (1,231,906)
                                                               -----------

Financing activities:
        Proceeds from issuance of stock and notes payable        1,250,000
                                                               -----------

Net cash provided by financing activities                        1,250,000
                                                               -----------

Net increase in cash and cash equivalents                           18,094

Cash and cash equivalents at beginning of period                       -
                                                               -----------
Cash and cash equivalents at end of period                     $    18,094
                                                               ===========










 See accompanying notes to financial statements.

                              RADCO VENTURES, INC.
                        (a development stage enterprise)

                         Notes to Financial Statements


(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business

Radco Ventures, Inc. (the "Company") was formed for the purpose of developing a diagnostic microbiology test panel and automated reading instrument. The Company was formed and incorporated in Delaware on March 6, 1996.

         Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities less than three months.

         Research and Development Costs

The Company expensed all research and development costs in the period incurred.

         Accrual based accounting

The Company's financial statements have been prepared on the accrual basis.

         Use of Estimates

Management of Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting policies. Actual results could differ from those estimates.

(2)      BASIS OF PRESENTATION

         The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

         The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has suffered recurring losses totaling $717,250 since inception, has a working capital deficit of $654,750, and net stockholders' deficit of $654,750 as of September 30, 1996. These factors, among others, may indicate that the Company will be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, continued financial support from its stockholders, and ultimately to attain successful operations. Management is currently involved in selling the Company (see note 5).

(3)      RELATED PARTY TRANSACTIONS
The Company entered into an agreement to loan AccuMed International, Inc. $775,000 in July, 1996 and received as consideration a non-negotiable interest-free promissory note with maturity date of July 21, 1997. The note is recorded as note receivable from affiliate in the September 30, 1996 balance sheet. The Company also recorded a payable due to affiliate in the balance sheet at September 30, 1996 for $191,000 related to operating expenses paid on behalf of the Company by the same related party. Radco and AccuMed International, Inc. entered into a Research and Development Services Agreement dated March 15, 1996 to provide services in connection with the development of a diagnosetic microbiology test panel and automated reading instrument. In March 1996, AccuMed International, Inc. and Radco aslo entered into an Administration and Facilities Service Agreement pursuant to which AccuMed International, Inc. provided laboratory facilities and administrative services to Radco in consideration of specified cash payments.

(4)      PRIVATE PLACEMENT

In March 1996, the Company was capitalized through a private placement of units consisting of an aggregate of 400,000 shares of the Company's common stock, notes payable in the aggregate principal amount of approximately $1.2 million (bearing interest at a rate of 10% per annum), and warrants to purchase an aggregate of 687,500 shares of the related party's common stock with a weighted average exercise price of $3.73 per share. In consideration for the issuance of such warrants, the related party received 10% of the Company's outstanding stock.

(5)      SUBSEQUENT EVENT

Pursuant to the Stock Purchase Agreement dated as of August 15, 1996 among the related party, the Company, and the selling stockholders, the related party acquired all of the outstanding shares (not then owned) of the Company and retired all non-negotiable promissory notes recorded by the Company on October 15, 1996. The notes were settled for $1,327,410 plus accrued interest payable.

               PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The accompanying pro forma condensed combining financial statements reflects the acquisition of a 66% interest in Oncometrics Imaging Corp. (Oncometrics) by AccuMed International, Inc. (AccuMed International) (formerly Alamar Biosciences, Inc.) the acquisition of the remaining 90% interest in Radco Ventures, Inc. (Radco), the merger of AccuMed International and AccuMed Inc. (AccuMed), and the purchase of certain assets and assumption of certain liabilities from Sensititre US and Sensititre Ltd. by AccuMed.

         The pro forma condensed combining balance sheet as of September 30, 1996 assumes that the acquisition of the 66% interest in Oncometrics and the acquisition of the remaining 90% interest in Radco occurred on September 30, 1996. The pro forma condensed combining statements of operations for the nine months ended September 30, 1996 and for the three months ended December 31, 1995 assume that the acquisition of the 66% interest in Oncometrics occurred on October 1, 1995. In addition, the pro forma condensed combining statements of operations for the three months ended December 31, 1995 assume that the merger of AccuMed International with AccuMed and the purchase of Sensititre US and Sensititre Ltd. occurred on October 1, 1995. The condensed combining statement of operations for the three months ended December 31, 1995, does not reflect results of operations for Radco since it was incorporated on March 6, 1996.

         The transactions have been accounted for using purchase accounting. The pro forma adjustments are based on preliminary assumptions of the fair value of the assets and liabilities are completed. Actual purchase accounting adjustments may differ form the pro forma adjustments presented herein.

         The respective Oncometrics financial results have been translated from Canadian dollars to U.S. dollars using an exchange rate of .7391 for the three months ended December 31, 1995 and .73495 for the nine months ended September 30, 1996 and .7342 as of September 30, 1996.

         The pro forma condensed combining financial information is not necessarily indicative of the results that actually would have occurred if the acquisitions had been completed on the assumed dates nor are the statements indicative of future combined financial position or earnings.

                           ACCUMED INTERNATIONAL, INC.
                   PROFORMA CONDENSED COMBINING BALANCE SHEETS

                            AS OF SEPTEMBER 30, 1996
                                   (UNAUDITED)


ASSETS                                                     ACCUMED  ONCOMETRICS    RADCO        ADJUSTMENTS            PRO FORMA
------                                                     -------  -----------    -----        -----------            ---------
Current Assets
       Cash and cash equivalents                      $    445,811   $ 24,884    $  18,094     $                      $   488,789
       Accounts receivable                               1,427,781     48,603            -                 -            1,476,384
       Prepaid expenses and deposits                       238,381          -            -                 -              238,381
       Production inventory                              1,566,539    110,485            -                 -            1,677,024
                                                      ------------   --------    ---------     -------------          -----------
         Total current assets                            3,678,512    183,972       18,094                              3,880,578
                                                      ------------   --------    ---------     -------------          -----------

Fixed assets, net                                        1,308,310    173,348            -                 -            1,481,658

Intangible assets                                        4,288,673          -            -           794,570  (2)       7,728,243
                                                                                                   2,645,000  (1)
Other assets                                               731,491     33,081      775,000          (191,000) (8)         573,572
                                                                                                    (775,000) (8)
                                                      ------------   --------    ---------     -------------          -----------
                                                        10,006,986    390,401      793,094         2,473,570           13,664,051
                                                      ============   ========    =========     =============          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities
       Accounts payable                                  2,896,440    111,612        1,583                 -            3,009,635
       Other current liabilities                           896,369          -      258,761          (191,000) (8)         896,369
                                                                                                     (67,761) (8)
       Due to Oncometrics Imaging Crop.
       Due to Xillix Technologies Corp.                          -          -            -         2,000,000  (1)       2,000,000
       Due to Radco Ventures, Inc                                -          -            -         1,395,081  (2)       1,395,081
       Deferred revenue                                     45,644          -            -                 -               45,644
       Notes payable                                     1,312,497          -    1,187,500        (1,187,500) (2)         537,497
                                                                                                    (775,000) (8)
       Capital lease obligation due within one year        106,456          -            -                 -              106,456
                                                      ------------   --------    ---------     -------------          -----------
          Total current liabilities                      5,257,406    111,612    1,447,844         1,173,820            7,990,682
                                                      ------------   --------    ---------     -------------          -----------

Long term portion of capital lease obligation                4,350          -            -                 -                4,350
Deferred rent                                               14,025                       -                 -               14,025
Long term debt                                                   -    225,933            -                 -              225,933
                                                                                                                                -
Minority interest                                                -          -            -           697,856 (5)          697,856
Stockholders' equity                                                                                                            -
       Common stock                                        178,084                   5,000            (5,000) (2)         178,084
       Additional paid-in capital                       33,351,069                  57,500           (57,500) (2)      33,351,069
       Share capital                                             -    146,828            -          (146,828)                   -
       Xillix capital contribution                               -    583,211            -          (583,211)                   -
       Cumulative transaction adjustment                    (2,236)                                                        (2,236)
       Accumulated deficit                             (28,635,755)  (677,183)    (717,250)        1,394,433  (1)(2)  (28,635,755)
                                                      ------------   --------    ---------     -------------          -----------
                                                         4,891,162     52,856     (654,750)          601,894            4,891,162
       Less treasury stock                                (159,957)                                                      (159,957)

                                                      ------------   --------    ---------     -------------          -----------
          Total stockholders' equity                     4,731,205     52,856     (654,750)          601,894            4,731,205
                                                      ------------   --------    ---------     -------------          -----------
Total Liabilities and stockholder's equity            $ 10,006,986   $390,401    $ 793,094     $   2,473,570          $13,664,051
                                                      ============   ========    =========     =============          ===========





See accompanying notes to the pro forma condensed combining financial statements.

                           ACCUMED INTERNATIONAL, INC.
             PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                    FOR NINE MONTHS ENDING SEPTEMBER 30, 1996
                                   (UNAUDITED)


                                                    ACCUMED      ONCOMETRICS        RADCO         ADJUSTMENT      PRO FORMA
                                                 ------------    ------------    ------------    ------------    ------------
Sales                                            $  3,668,150    $      9,880    $        -      $        -      $  3,678,030
Less cost of sales                                  2,054,122           7,361             -               -         2,061,483
                                                 ------------    ------------    ------------    ------------    ------------
Gross profit (loss)                                 1,614,028           2,519             -               -         1,616,547
                                                 ------------    ------------    ------------    ------------    ------------

Operating expenses:
         General and administrative                 2,874,079          74,008         217,075          81,000 (4)   3,246,162
         Research and development                   5,298,016         439,975         432,650             -         6,170,641
         Sales, marketing and customer service      1,465,047         186,225          10,000             -         1,661,272
                                                 ------------    ------------    ------------    ------------    ------------
            Total operating expenses                9,637,142         700,208         659,725          81,000      11,078,075
                                                 ------------    ------------    ------------    ------------    ------------
Operating loss                                     (8,023,114)       (697,689)       (659,725)        (81,000)     (9,461,528)
                                                 ------------    ------------    ------------    ------------    ------------

Other income (expense):
         Interest income                               15,796             -            10,146             -            25,942
         Interest expense                            (450,628)            -           (67,671)            -          (518,299)
         Other income                               2,584,541          19,814             -               -         2,604,355
         Other expense                                    -               -               -               -               -
                                                 ------------    ------------    ------------    ------------    ------------
            Total other income (expense)            2,149,709          19,814         (57,525)            -         2,111,998

                                                 ------------    ------------    ------------    ------------    ------------
Loss before income taxes                           (5,873,405)       (677,875)       (717,250)        (81,000)     (7,349,530)

Income tax expense                                        850             -               -               -               850
                                                 ------------    ------------    ------------    ------------    ------------
Net loss before Minority interest                  (5,874,255)       (677,875)       (717,250)        (81,000)     (7,350,380)
                                                 ------------    ------------    ------------    ------------    ------------

Minority interest                                         -               -               -           250,429 (5)     250,429
                                                 ------------    ------------    ------------    ------------    ------------
Net loss                                         $ (5,874,255)   $   (677,875)   $   (717,250)   $    169,429    $ (7,099,951)
                                                 ============    ============    ============    ============    ============










See accompanying notes to the pro forma condensed combining financial statements.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBININB STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995
                                   (UNAUDITED)


                                          ACCUMED                             ONCOMETRICS
                                       INTERNATIONAL,                           IMAGING
                                            INC.           ACCUMED INC.        CORP. (A)         ADJUSTMENTS        PRO FORMA
                                       ------------       ------------       ------------       ------------       ------------
Sales                                  $    100,130       $  1,009,376       $    146,959       $    (73,005)(6)   $  1,183,460
Cost of sales                              (338,730)          (830,497)           (88,189)            71,892 (7)   $ (1,185,524)
                                       ------------       ------------       ------------       ------------       ------------

Gross profit (loss)                        (238,600)           178,879             58,770             (1,113)      $     (2,064)
                                       ------------       ------------       ------------       ------------       ------------

Operating expenses:
     General and administrative           1,418,797            758,066             49,759             27,000 (4)      2,253,622
     Research and development             3,997,600            338,178            172,259                -            4,508,037
     Sales and marketing                      7,197            289,360                -                  -              296,557
                                       ------------       ------------       ------------       ------------       ------------
Total Operating expenses                  5,423,594          1,385,604            222,018             27,000          7,058,216
                                       ------------       ------------       ------------       ------------       ------------

Operating loss                           (5,662,194)        (1,206,725)          (163,248)           (28,113)        (7,060,280)

Other income (expenses)
     Interest income                          4,748                -                  -                  -                4,748
     Interest (expense)                     (10,862)            (1,948)               -                  -              (12,810)
     Other                                  (72,929)               -                  -                  -              (72,929)
                                       ------------       ------------       ------------       ------------       ------------
Loss before income taxes and
minority interest                        (5,741,237)        (1,208,673)          (163,248)           (28,113)        (7,141,271)
Provision for income taxes                      800                -                  -                  -                  800
                                       ------------       ------------       ------------       ------------       ------------
Net loss before minority interest        (5,742,037)        (1,208,673)          (163,248)           (18,113)        (7,132,071)
Minority interest                               -                  -                  -               65,000 (5)         65,000
                                       ------------       ------------       ------------       ------------       ------------
 Net earnings (loss)                   $ (5,742,037)      $ (1,208,673)      $   (163,248)      $     36,887       $ (7,077,071)
                                       ============       ============       ============       ============       ============
 Net loss per share                                                                                                $      (0.60)
                                                                                                                   ============
Weighted average common shares
outstanding                                                                                                          11,742,980
                                                                                                                   ============


(A) Includes the three months ended December 31, 1995 for Oncometrics

See accompanying notes to the pro forma condensed combining financial statements

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


NOTE A - DESCRIPTION OF ACQUISITIONS

         On December 29, 1995, AccuMed International (the "Company") (formerly Alamar Biosciences, Inc.) acquired all of the common stock of AccuMed, which included the recent acquisition of certain assets and assumption of certain liabilities of Sensititre Ltd. by AccuMed. Pursuant to the terms of the merger agreement, the Company issued 3,931,401 unconditional shares of common stock valued at $4,422,826 and 237,840 warrants valued at $68,252. An additional 1,881,910 shares and 126,945 warrants were issued to AccuMed shareholders on December 29, 1995, however, such shares and warrants are contingent and subject to forfeitures if specified performance goals are not achieved by the merged entity during the 24 months beginning January 1, 1996. In March 1996 the contingency associated with 940,955 shares and 63,472 warrants was resolved (performance goal achieved) resulting in contingent consideration of $5,430,326. The remaining contingent consideration will be recorded when the goals are achieved and will be computed based upon the stock price on such date. The acquisition has been accounted for using the purchase method of accounting.

         On October 15, 1996, the Company acquired a 66% interest in Oncometrics Imaging Corp. (Oncometrics), for approximately $4.0 million in cash. Of the $4.0 million consideration paid, $2.0 million was paid to Xillix Technologies Corp. (the Seller) with the remaining $2.0 million paid to Oncometrics in consideration for 1,000,000 newly issued shares of Oncometrics stock pursuant to the subscription agreement between the Seller and Oncometrics. This amount is included in cash in the adjustment column in the accompanying Pro Forma condensed combining balance sheet. The acquisition will be accounted for using the purchase method of accounting and a portion of the purchase price will be charged to acquired in-process research and development in the period in which the transaction is consummated. The respective Oncometrics financial results have been translated from Canadian dollars to U.S. dollars using an exchange rate of .7350 for the nine months ended September 30, 1996 and .7342 as of September 30, 1996.

         On October 15, 1996, the Company acquired the remaining 90% interest in Radco Ventures, Inc. (Radco), for approximately $1.4 million in cash. The acquisition will be accounted for using the purchase method of accounting and a portion of the purchase price will be charged to acquired in-process research and development in the period in which the transaction is consummated.

NOTE B - PRO FORMA ADJUSTMENTS

         The following adjustments are reflected in the Pro Forma Condensed Combining Financial Statements under the columns headed "Adjustments".

(1)       Purchase Price Allocation - Oncometrics

         To reflect the estimated allocation of the $2 million purchase price paid directly to Xillix associated with the acquisition of the 66% interest in Oncometrics. The purchase price was paid from the net proceeds of the Offering and has been reflected in the Pro Forma Condensed Combining Balance Sheet as Due to Xillix Technologies Corp. and Oncometrics Imaging Corp. The allocation of the purchase price represents an estimate of the fair value of the assets acquired and liabilities assumed, which consist of:

         Current assets                       $  183,972
         Fixed assets, net                       173,348
         Intangible assets:
             Purchased technology              1,045,000
             Acquired in-process research
               and development                 1,600,000
         Other assets                             33,081
         Current liabilities                    (111,612)
         Long-term debt                         (255,933)
         Minority interest                      (697,856)
                                              ----------
         Total purchase price                 $2,000,000

The Pro Forma Condensed Combining Balance Sheet reflects the estimated $1.6 million of acquired in-process research and development as Intangible Assets. Such amount will be written off as a charge to earnings in the period subsequent to the acquisition. The allocation is subject to change and is not necessarily indicative of the ultimate purchase price allocation.

In addition, the Company contributed $2 million cash to Oncometrics as partial consideration for the 66% interest stated above. The cash was intended to be used by Oncometrics for working capital purposes.

(2)      Purchase Price Allocation - Radco

         To reflect the estimated allocation of the $1.4 million purchase price associated with the acquisition of remaining 90% interest in Radco. The purchase price was paid from the net proceeds of The Offering and has been reflected in The Pro Forma Condensed Combining Balance Sheet as Due to Radco Ventures, Inc. The allocation of the purchase price represents an estimate of the fair value of the assets acquired and liabilities assumed, which consist of:

         Cash                                  $  18,094
         Other assets                            775,000
         Acquired in-process research
             and development                     795,000
         Current liabilities                    (192,583)
                                               ---------
         Total purchase price                 $1,395,511

The Pro Forma Condensed Combining Balance Sheet reflects the estimated $795,000 of acquired in-process research and development as Intangible Assets. Such amount will be written off as a charge to earnings in the period subsequent to the acquisition. The allocation is subject to change and is not necessarily indicative of the ultimate purchase price allocation.

(3)      Acquired In-Process Research and Development.

         The estimated charges of approximately $1.6 million and $795,000 for acquired in-process research and development relating to the Oncometrics and Radco acquisitions, respectively, are not reflected in the accompanying Pro Form Condensed Combining Statements of Operations. Such amounts will result in a charge to earnings in the period subsequent to the acquisitions.

A charge for acquired in-process research and development relating to the AccuMed acquisition in the amount of approximately $4.0 million has been reflected in the historical financial results of AccuMed International in the accompanying Pro Form Condensed Combining Statements of Operations for the three months ended December 31,1995. In addition, a charge of $3.5 million relating to the allocation of purchase price to acquire in-process research and development following the resolution of a portion of the contingency has been reflected in the historical financial result of AccuMed International in the accompanying Pro Form Condensed Combining Statements of Operations for the nine months ended September 30, 1996.

(4)      Amortization of Intangibles

         To reflect the amortization of the excess of cost over net assets acquired and purchased technology of Oncometrics using the straight-line method over 10 years.

(5) To reflect the minority interest share (33.3%) of net loss and the respective share of stockholders' equity. The stockholders' equity of Oncometrics is comprised of $2.0 million in cash and $52,856 of net assets acquired.

(6) To eliminate intercompany sales from AccuMed International Limited (formerly Sensititre UK Ltd.) to AccuMed (formerly Sensititre U.S.)

(7) To eliminate intercompany profit from the cost of product sold from AccuMed International Limited (formerly Sensititre UK Ltd.) to AccuMed (formerly Sensititre U.S.)


(8) To eliminate intercompany receivables and payables between Radco Ventures, Inc. and AccuMed International, Inc.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  August 14, 1997




                                       ACCUMED INTERNATIONAL, INC.


                                       By: /s/ LEONARD R. PRANGE
                                          -----------------------------
                                               Leonard R. Prange
                                               Chief Financial Officer
                                               and Chief Operating Officer

                                 EXHIBIT INDEX

No.      Exhibit

23.1 Consent of KPMG Peat Marwick LLP (incorporated by reference to the Company's Amendment No. 1 on Form 8-K/A to Current Report dated October 15, 1996 and filed October 30, 1996).

23.2     Consent of KPMG.